Exhibit 99.1

EnerSys Reports Second Quarter Fiscal Year 2006 Results

READING, PA, November 15, 2005/PRNewswire-FirstCall/ — EnerSys (NYSE:ENS), the world’s largest manufacturer, marketer and distributor of industrial batteries, announced net earnings for its second fiscal quarter of 2006 ending October 2, 2005 of $2.5 million, or $0.05 per share basic and diluted, compared to net earnings of $6.4 million, or $0.15 per share basic and diluted, in the prior year’s second fiscal quarter.

Pro forma net earnings for the Company’s second fiscal quarter of 2006 were $6.6 million or $0.14 per share basic and diluted, compared to pro forma net earnings of $10.8 million, or $0.23 per share basic and diluted in the prior year. Please refer to the paragraph below under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of pro forma financial information. The pro forma adjustment for the second fiscal quarter of 2006 relates to the elimination of a restructuring charge, while the pro forma adjustments for the prior year relate to the effect of the IPO and the elimination of the IPO special charge.

Net sales for the second fiscal quarter of 2006 were $304.4 million compared to $261.3 million in the Company’s prior year second fiscal quarter, or an increase of 16.5%. The results reflect the inclusion of the acquisition of FIAMM SpA’s motive power business that occurred in June of the first fiscal quarter of 2006. This acquisition contributed sales of approximately $17 million in the second fiscal quarter or approximately 6 percentage points of the increase compared to the prior year. Excluding the favorable impact of foreign currency translation (primarily from the Euro), the second fiscal quarter of 2006 net sales increased approximately 16% over the prior year’s second fiscal quarter.

EnerSys’ second fiscal quarter of 2006 operating results for its reporting segments, compared to the second fiscal quarter of 2005 are as follows (in millions):

	Fiscal quarter ended
	October 2, 2005		October 3, 2004
	Net Sales	Operating Earnings	Net Sales	Operating Earnings
Reserve Power	$140.0	$7.7	$129.3	$9.8
Motive Power	164.4	2.2	132.0	10.0

	$304.4	$9.9	$261.3	$19.8

The segment operating results shown above present operating earnings instead of net earnings, since the Company does not allocate non-operating income and expense items to its reporting business segments.

Net earnings for the first six months of fiscal 2006 were $11.3 million or $0.24 per share basic and diluted, compared to net earnings of $15.4 million and net earnings available to common shareholders of $7.3 million or $0.27 per share basic and diluted in the prior year. Pro forma net earnings for the first six months of fiscal 2006 were $15.4 million or $0.33 per share basic and diluted, compared to pro forma net earnings of $21.3 or $0.46 per share basic and diluted in the prior year. Please refer to the paragraph below under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of pro forma financial information. The pro forma adjustment for the first six months of fiscal 2006 relates to the elimination of the second quarter restructuring charge, while the pro forma adjustments for the prior year relate to the effect of the IPO, elimination of a special charge and elimination of the Company’s non-cash Series A convertible stock dividend.

Net sales for the first six months of fiscal 2006 were $608.3 million compared to $524.6 million in the prior year, or an increase of 16%. The fiscal 2006 results reflect the inclusion of approximately $24 million of sales attributable to the acquisition of FIAMM SpA’s motive power business, or approximately 5 percentage points of the increase compared to the prior year. Excluding the favorable impact of foreign currency translation (primarily the Euro), the first six months of fiscal 2006 net sales increased approximately 15% over the prior year.

EnerSys’ first six fiscal months of 2006 operating results for its reporting segments, compared to the first six months of 2005 are as follows (in millions):

	Six fiscal months ended
	October 2, 2005		October 3, 2004
	Net Sales	Operating Earnings	Net Sales	Operating Earnings
Reserve Power	$276.3	$16.1	$254.1	$20.8
Motive Power	332.0	11.4	270.5	21.1

	$608.3	$27.5	$524.6	$41.9

The segment operating results shown above present operating earnings instead of net earnings, since the Company does not allocate non-operating income and expense items to its reporting business segments.

“For our second fiscal quarter of 2006 we continued to experience increased demand for our products globally and we believe that we continue to increase our leading market share position,” stated John D. Craig, Chairman, President, and Chief Executive Officer of the Company. “We are pleased with the ongoing progress with our first quarter FIAMM acquisition and future growth and earnings prospects from our recently announced GAZ acquisition. At the same time, we continue to address the impact of high commodity costs through pricing recovery actions and continuing to reduce our costs. Our second fiscal quarter pro forma earnings, after excluding the restructuring charge, were in line with our guidance.” Further, he added, “We anticipate that for our third fiscal quarter of 2006, our pro forma net earnings per share will be between $0.17 and $0.21, which excludes approximately $0.02 per share for an expected restructuring charge associated with the integration and synergy optimization from the GAZ acquisition.” Please refer to the paragraph below under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of pro forma financial information.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), that are based on management’s current expectations and are subject to uncertainties and changes in circumstances. The Company’s actual results may differ materially from the forward-looking statements for a number of reasons. For a list of the factors, which could affect the Company’s results, including the earnings estimates, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter ended October 2, 2005, which was filed with the U.S. Securities and Exchange Commission.

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses non-GAAP measures in their analysis of the Company’s performance. These measures, as used by EnerSys, adjust net earnings determined in accordance with GAAP to reflect changes in financial results associated with the IPO and the Company’s restructuring initiatives. Management believes presentations of financial measures reflecting these adjustments provide important supplemental measurement information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, the charges that the Company incurs as a result of restructuring activities associated with our acquisitions. Because these charges are incurred as a result of an acquisition, they are not a valid measure of the performance of our underlying business and accordingly, they are non-recurring in nature. These disclosures have limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this pro forma supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP financial measures to reported amounts.

Pro forma net earnings are calculated giving effect to the IPO as if it occurred as of the beginning of the pro forma periods presented, and excluding restructuring and special charges. Pro forma basic and diluted weighted-average share amounts are calculated as of the IPO date for the fiscal 2005 periods. The following tables provide additional information regarding certain non-GAAP measures.

	Fiscal quarter ended
	October 2, 2005	October 3, 2004
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings available to common shareholders	$2.5	$6.4
Pro forma adjustments (net of tax):
Interest expense	—	0.5	(1)
Restructuring and special charges	4.1	3.9

Total pro forma adjustments	4.1	4.4
Pro forma net earnings available to common shareholders	$6.6	$10.8

Basic shares reconciliation
As reported basic weighted average shares	46,214,469	42,648,856
Pro forma adjustments:
Assumed beginning of fiscal 2005 year weighting	—	3,296,703

Pro forma basic weighted average shares	46,214,469	45,945,559

Diluted shares reconciliation
As reported diluted weighted average shares	46,900,296	43,211,763
Pro forma adjustments:
Adjust dilutive options to IPO effective date	—	(60,460)
Assumed beginning of fiscal 2005 year weighting	—	3,296,703

Total pro forma adjustments	—	3,236,243

Pro forma diluted weighted average shares	46,900,296	46,448,006

Pro forma earnings per share
Basic	$0.14	$0.23
Diluted	$0.14	$0.23

Reported earnings per share
Basic	$0.05	$0.15
Diluted	$0.05	$0.15

(1)	Resulting from the net additional debt (adjusted for the assumed prepayment of debt associated with the March 2004 recapitalization) as if it occurred as of April 1, 2004.

	Six fiscal months ended
	October 2, 2005	October 3, 2004
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings available to common shareholders	$11.3	$7.3
Pro forma adjustments (net of tax):
Interest expense	—	1.9	(1)
Restructuring and special charges	4.1	3.9
Series A convertible stock dividends	—	8.2

Total pro forma adjustments	4.1	14.0
Pro forma net earnings available to common shareholders	$15.4	$21.3

Basic shares reconciliation
As reported basic weighted average shares	46,190,589	26,831,638
Pro forma adjustments:
Assumed beginning of fiscal 2005 year weighting	—	19,113,921

Pro forma basic weighted average shares	46,190,589	45,945,559

Diluted shares reconciliation
As reported diluted weighted average shares	46,632,505	27,364,315
Pro forma adjustments:
Adjust dilutive options to IPO effective date	—	(30,230)
Assumed beginning of fiscal 2005 year weighting	—	19,113,921

Total pro forma adjustments	—	19,083,691

Pro forma diluted weighted average shares	46,632,505	46,448,006

Pro forma earnings per share
Basic	$0.33	$0.46
Diluted	$0.33	$0.46
Reported earnings per share
Basic	$0.24	$0.27
Diluted	$0.24	$0.27

(1)	Resulting from the net additional debt (adjusted for the assumed prepayment of debt associated with the March 2004 recapitalization) as if it occurred as of April 1, 2004.

EnerSys

Summary of Earnings

(In millions, except share and per share data)

(Unaudited)

EnerSys and Subsidiaries

	Fiscal quarter ended
	October 2, 2005	October 3, 2004
Net sales	$304.4	$261.3
Gross profit	64.2	61.1
Operating earnings	9.9	19.8
Earnings before income taxes	3.7	9.4
Net earnings	2.5	6.4
Series A convertible preferred stock dividends	—	—
Net earnings available to common stockholders	$2.5	$6.4

Net earnings per common share
Basic	$0.05	$0.15
Diluted	$0.05	$0.15
Weighted average shares outstanding
Basic	46,214,469	42,648,856
Diluted	46,900,296	43,211,763

Pro forma net earnings per common share (1)
Basic	$0.14	$0.23
Diluted	$0.14	$0.23
Pro forma weighted average shares outstanding
Basic	46,214,469	45,945,559
Diluted	46,900,296	46,448,006

(1)	Pro forma net earnings for the second fiscal quarter of 2006 were $6.6 and gives effect to the elimination of the restructuring charge of $4.1 (net of tax). Pro forma net earnings for the second fiscal quarter of 2005 were $10.8 and gives effect to the IPO as if it occurred at the beginning of the first quarter of fiscal 2005. Fiscal 2005 second quarter pro forma net earnings per share also includes $0.5 of reduced interest expense (net of tax) resulting from the assumed repayment of debt from the IPO proceeds as if it occurred on April 1, 2004, and the elimination of the $3.9 special charge (net of tax).

EnerSys

Summary of Earnings

(In millions, except share and per share data)

(Unaudited)

EnerSys and Subsidiaries

	Six fiscal months ended
	October 2, 2005	October 3, 2004
Net sales	$608.3	$524.6
Gross profit	130.7	127.8
Operating earnings	27.5	41.9
Earnings before income taxes	17.0	23.8
Net earnings	11.3	15.4
Series A convertible preferred stock dividends	—	(8.2)
Net earnings available to common stockholders	$11.3	$7.3

Net earnings per common share
Basic	$0.24	$0.27
Diluted	$0.24	$0.27
Weighted average shares outstanding
Basic	46,190,589	26,831,638
Diluted	46,632,505	27,364,315

Pro forma net earnings per common share (2)
Basic	$0.33	$0.46
Diluted	$0.33	$0.46
Pro forma weighted average shares outstanding
Basic	46,190,589	45,945,559
Diluted	46,632,505	46,448,006

(2)	Pro forma net earnings for the first six fiscal months of 2006 were $15.4 and gives effect to the elimination of the restructuring charge of $4.1 (net of tax). Pro forma net earnings for the first six fiscal months of 2005 were $21.3 and gives effect to the IPO as if it occurred at the beginning of the first quarter of fiscal 2005. Fiscal 2005 first six months pro forma net earnings per share also includes $1.9 of reduced interest expense (net of tax) resulting from the assumed repayment of debt from the IPO proceeds as if it occurred on April 1, 2004, the elimination of the $3.9 special charge (net of tax), and the elimination of the Series A convertible preferred stock dividend of $8.2.

EnerSys will host a conference call to discuss the Company’s second fiscal quarter 2006 financial results and to provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for November 16, 2005, will be hosted by John D. Craig, Chairman, President and Chief Executive Officer and Michael T. Philion, Executive Vice President – Finance and Chief Financial Officer.

The call will also be the call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:
Date:	Wednesday, November 16, 2005
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Call-In Number:	866-711-8198
International Dial-In Number:	617-597-5327
Passcode:	78109012

A replay of the conference call will be available from 11:00 a.m. on November 16, 2005, through midnight on December 14, 2005.

The replay information is:
Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	49915953

For more information, please contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627; Website http://www.enersys.com.

About EnerSys

EnerSys, the world leader in stored energy solutions for industrial applications, manufactures, distributes and services reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.